SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 23, 2016

Franklin Wireless Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-14891	95-3733534
(State or other jurisdiction	(Commission	(IRS Employer
or incorporation)	File Number)	Identification No.)

9707 Waples Street

Suite 150

San Diego, California 92121

(Address of principal executive offices)

Registrant's telephone number, including area code:

(858) 623-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders. Franklin Wireless Corp. held its Annual Meeting of Stockholders on December 22, 2016 in San Diego, California, at which a quorum of shareholders was present, in person or by proxy. The results of the matters voted on by the stockholders are set forth below. Only stockholders of record as of the close of business on October 26, 2016 were entitled to vote at the meeting.

The following proposals were submitted to the stockholders at the Meeting:

•	The election of five directors to serve until the next annual meeting of shareholders of the Company and until their successors are duly elected and qualified.

•	The ratification of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2017.

•	To hold a non-binding advisory vote approving the fiscal year 2016 compensation paid to the executive officers.

The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

Election of Directors. The votes regarding the election of the persons named above as Directors were as follows:

Nominee	For	Withheld

OC Kim	5,094,808	266,048
Gary Nelson	4,386,825	974,031
Joon Won Jyoung	4,375,508	985,348
Johnathan Chee	5,105,958	254,898
Benjamin Chung	4,386,781	974,075

Ratification of Appointment of Haskell & White LLP as the Company's Independent Registered Public Accounting Firm for the 2017 fiscal year. The votes regarding the ratification of the appointment of Haskell & White LLP as Independent Registered Public Accounting Firm were as follows:

For	Against	Abstain
6,866,354	428,334	10,545

Non-binding advisory vote approving the fiscal year 2016 compensation paid to the executive officers. The votes were as follows:

For	Against	Abstain
5,090,777	266,378	3,701

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN WIRELESS CORP.

Date: December 23, 2016	By:	/s/ OC Kim
OC Kim, President

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